Exhibit 10.1

Amendment AGREEMENT

This Amendment Agreement (this “Agreement”), dated as of January 30, 2026, is by and between ENvue Medical, Inc., a Delaware corporation (the “Company”), and the holder listed on the signature pages attached hereto (the “Holder”).

WITNESSETH

Whereas, pursuant to that certain Securities Purchase Agreement, dated as of July 18, 2025 (the “Purchase Agreement”), the Holder was issued shares of Series H Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), the terms of which are set forth in the Certificate of Designations of the Preferred Stock (as amended, the “Certificate of Designations”);

WHEREAS, in consideration for the Holder’s exercise of an aggregate of [$2,500,000] of the Additional Investment Right (as such provision is described in Section 4.17 of the Purchase Agreement), the Company and the Holder desire to amend the Certificate of Designations to remove the Floor Price (as defined in the Certificate of Designations); and

WHEREAS, pursuant to Section 8(j) of the Certificate of Designations, the Certificate of Designations or any provision thereof may be amended by obtaining the written consent of the majority of the Holders of the Preferred Stock issued and outstanding on such date (the “Required Holders”);

WHEREAS, the undersigned collectively hold at least a majority of the outstanding shares of Preferred Stock and thereby constitute the Required Holders.

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Certificate of Designations.

2.	Amendment to the Certificate of Designations. The parties hereto hereby agree to amend the terms of the Preferred Stock as set forth in the Certificate of Designations of the Preferred Stock in the form attached hereto as Exhibit A (the “Amendment”). Upon the effectiveness of this Agreement, the Company shall promptly file the Amendment with the Secretary of State of the State of Delaware.

3.	Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.	Governing Law. THIS Agreement SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 8(D) OF THE Certificate of Designations, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

5.	Terms and Conditions. Except as modified and amended herein, all of the terms and conditions of the Certificate of Designations shall remain in full force and effect.

[Signature pages follow immediately.]

1

[Company Signature Page to Amendment Agreement]

In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Company:

ENVUE MEDICAL, Inc.

By:
Name:	Doron Besser, M.D.
Title:	Chief Executive Officer

2

[Investor Signature Page to Amendment Agreement]

In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Name of Investor:

By:
Name of signatory:
Title:

3

Exhibit A

Form of Amendment to Certificate of Designations